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                                                                     EXHIBIT 4.2

THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS SUBORDINATED TO THE PRIOR PAYMENT IN FULL IN CASH OF ALL OF SENIOR INDEBTEDNESS (AS DEFINED BELOW) PURSUANT TO THE TERMS OF THIS SUBORDINATED NOTE AND TO THE EXTENT PROVIDED HEREIN.

                           FORM OF SUBORDINATED NOTE

                                                    Dated:  ___________, ____

     FOR VALUE RECEIVED, the undersigned DIVA SYSTEMS CORPORATION, a Delaware corporation ("DIVA"), HEREBY PROMISES TO PAY TO THE ORDER OF _______________, _______________ [lender] or its permitted registered assigns F(the "Subordinated Lender"), the principal amount of [SPECIFY PRINCIPAL AMOUNT EVIDENCED BY THIS
NOTE IN WORDS] DOLLARS ($__________) on __________ __, ____. Interest shall accrue on the principal amount outstanding from time to time under this Subordinated Note, from and including the date of issuance hereof until such principal amount is paid in full, at a rate per annum (computed on the basis of a 365/366-day year) equal to __%. Accrued and unpaid interest shall be added automatically to the principal amount outstanding under this Subordinated Note and shall become a part thereof. Capitalized terms not otherwise defined in this Subordinated Note shall have the same meanings as specified therefor in the Indenture (as hereinafter defined).

     Both principal and interest are payable in lawful money of the United States of America to the Subordinated Lender, at its offices at __________, __________, __________ or at such other location as shall be designated by the Subordinated Lender in a written notice to DIVA and the Senior Representative (as hereinafter defined), in same day funds. The loan made by the Subordinated Lender to DIVA hereunder, and all payments and prepayments made on account of principal hereof, shall be recorded by the Subordinated Lender and, prior to any transfer hereof, endorsed on the grid attached hereto that is part of this Subordinated Note; provided that the failure of the Subordinated Lender to make any such recordation or endorsement shall not affect the obligations of DIVA under this Subordinated Note.

     Subject to the provisions of the Indenture, the principal amount outstanding under this Subordinated Note may, at the option of DIVA, be prepaid at any time, in whole or in part, without penalty or premium.

     The aggregate principal amount owing to the Subordinated Lender from time to time under this Subordinated Note, all accrued and unpaid interest thereof, and any other indebtedness

-----------------------------

   The stated maturity date of each of the Subordinated Notes shall be no earlier than the later of (a) March 1, 2008 and (b) the payment in full cash of all Senior Notes. None of the Subordinated Notes shall have any other scheduled or mandatory redemption or repurchase dates.
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evidenced by or otherwise owing in respect of this Subordinated Note
(collectively, the "Subordinated Debt") is and shall be subordinate and junior in right of payment and otherwise, to the extent and in the manner hereinafter set forth, to the prior payment in full of all of the Senior Indebtedness (as hereinafter defined), whether now or hereafter existing; provided that the Subordinated Debt may be repaid in whole or in part at any time from the proceeds of the sale of Capital Stock (as defined in the Indenture) (other than Disqualified Stock (as defined in the Indenture)) of the Company after the date of this Subordinated Note. For all purposes of this Subordinated Note, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

      "Indenture" means the Indenture dated as of February 19, 1998 between DIVA Systems Corporation and The Bank of New York relating to the 12% Senior Discount Notes due 2008, as amended, supplemented or otherwise modified from time to time.

      "Senior Creditors" means the trustee under the Indenture and the holders from time to time of Senior Debt.

      "Senior Notes" means the 12% Senior Discount Notes due 2008 issued under the Indenture, as such notes may be amended, supplemented or otherwise modified from time to time.

      "Senior Debt" means (i) all obligations of DIVA, whether now or hereafter existing, under or in respect of the Indenture and the Senior Notes, whether direct or indirect, absolute or contingent, and whether for principal, interest (including, without limitation, interest accruing after the filing of a petition initiating any Insolvency Proceeding (as hereinafter defined), whether or not such interest accrues after the filing of such petition for purposes of any applicable Insolvency Laws (as hereinafter defined), or is an allowed claim in such Insolvency Proceeding), premium, fees, indemnification payments, contract causes of action, costs, expenses or otherwise and (ii) any and all extensions, modifications, substitutions, amendments, renewals, refinancings, replacements and refundings of any or all of the obligations referred to in clause (i) of this definition, and any instrument or agreement evidencing or otherwise setting forth the terms of any Indebtedness or other obligations incurred in any such extension, modification, substitution, amendment, renewal, refinancing, replacement or refunding.

      "Senior Representative" means the trustee for the Senior Notes or the holders of a majority in aggregate principal amount at maturity of the outstanding Senior Notes.

     In the event of any dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of DIVA or its debts, whether voluntary or involuntary, in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or other similar action or proceeding under the United States Federal Bankruptcy Code or any other federal or state bankruptcy or insolvency laws or any similar requirements of law of any other jurisdiction covering
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the protection of creditors' rights or the relief of debtors (collectively, the
"Insolvency Laws"), or upon an assignment for the benefit of creditors or any other marshalling of the property, assets and liabilities of DIVA or otherwise (each, an "Insolvency Proceeding"), the Senior Creditors shall be entitled to receive payment in full in cash of all of the Senior Debt before the Subordinated Lender is entitled to receive any payment or distribution of any kind or character on account of all or any of the Subordinated Debt, and, to that end, any payment or distribution of any kind or character (whether in cash, property or securities) that otherwise would be payable or deliverable upon or with respect to the Subordinated Debt in any such Insolvency Proceeding (including, without limitation, any payment that may be payable by reason of any other Indebtedness of DIVA being subordinated to payment of the Subordinated
Debt) shall be paid or delivered forthwith directly to the Senior Representative, for the ratable account of the Senior Creditors, in the same form as so received (with any necessary endorsement or assignment), for application (in the case of cash) to, or to be held as collateral (in the case of noncash property or securities) for, the payment or prepayment of the Senior Debt until all of the Senior Debt shall have been paid in full in cash.

     No payment or distribution of any property or assets of DIVA of any kind or character (including, without limitation, any payment that may be payable by reason of any other Indebtedness of DIVA being subordinated to payment of the Subordinated Debt) shall be made by or on behalf of DIVA for or on account of any Subordinated Debt, unless and until all of the Senior Debt shall have been paid in full in cash or unless such payment is expressly permitted to be made under Section 4.04 of the Indenture; provided that the Subordinated Debt may be repaid in whole or in part at any time from the proceeds of the sale of Capital Stock (other than Disqualified Stock) of the Company after the date of this Subordinated Note. Furthermore, so long as the Senior Debt shall not have been paid in full in cash, the Subordinated Lender shall not (a) ask, demand, sue for, take or receive from DIVA, directly or indirectly, in cash or other property or by setoff or in any manner (including, without limitation, from or by way of collateral), payment of all or any of the Subordinated Debt, except to the extent that such payment is expressly permitted to be made under Section
4.04 of the Indenture, (b) commence, or join with any creditor other than the Senior Representative in commencing, or directly or indirectly cause DIVA to commence, or assist DIVA in commencing, any Insolvency Proceeding, or (c) request or accept any collateral or other security for the Subordinated Debt.
If the Subordinated Lender, in contravention hereof, shall commence, prosecute or participate in any Insolvency Proceeding, then the Senior Representative may intervene and interpose as a defense or plea the terms of this Subordinated Note in its own name or in the name of the Subordinated Lender.

     Until such time as all of the Senior Debt has been paid in full in cash, if any Insolvency Proceeding is commenced by or against DIVA:

      (i) the Senior Representative is hereby irrevocably authorized and empowered (in its own name or in the name of the Subordinated Lender or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution otherwise payable to the Subordinated Lender in respect of this Subordinated Note and give acquittance therefor, and to file claims and proofs of claim and take such other actions (including,
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    without limitation, voting the Subordinated Debt or enforcing any security interest or other lien securing payment of the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Senior Representative or any of the other Senior Creditors under this Subordinated Note; and

      (ii) the Subordinated Lender shall duly and promptly take such action as the Senior Representative may reasonably request (a) to collect the Subordinated Debt for the account of the Senior Representative, for the ratable benefit of the Senior Creditors, and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (b) to execute and deliver to the Senior Representative such powers of attorney, assignments or other instruments as the Senior Representative may reasonably request in order to enable the Senior Representative to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Debt and (c) to collect and receive any and all payments or distributions that may be payable or deliverable upon or with respect to the Subordinated Debt.

     All payments or distributions upon or with respect to the Subordinated Debt that are received by the Subordinated Lender contrary to the provisions of this Subordinated Note shall be received in trust for the benefit of the Senior Representative and the Senior Creditors, shall be segregated from other property or funds of the Subordinated Lender and shall be paid or delivered forthwith directly to the Senior Representative, for the account of the Senior Creditors, in the same form as so received (with any necessary endorsement or assignment), to be applied (in the case of cash) to, or held as collateral (in the case of noncash property or securities) for, the payment or prepayment of the Senior Debt until all of the Senior Debt shall have been paid in full in cash.

     To the extent that DIVA, the Subordinated Lender or any of their respective Subsidiaries or any other guarantor of or provider of collateral for the Senior Debt shall make any payment on the Senior Debt that is subsequently invalidated, declared to be fraudulent or preferential or set aside or is required to be repaid to a trustee, receiver or any other party under any applicable Insolvency Law or equitable cause (any such payment being a "Voided Payment"), then to the extent of such Voided Payment, that portion of the Senior Debt that had been previously satisfied by such Voided Payment shall be reinstated and continue in full force and effect as if such Voided Payment had never been made. To the extent that the Subordinated Lender shall have received any payments subsequent to the date of the initial receipt of such Voided Payment by the Senior Representative or any of the other Senior Creditors and such payments have not been invalidated, declared to be fraudulent or preferential or set aside or required to be repaid to a trustee, receiver or any other party under any applicable Insolvency Law or equitable cause, the Subordinated Lender shall be obligated and hereby agrees that any such payment so made or received shall be deemed to have been received in trust for the benefit of the Senior Representative and the other Senior Creditors, and the Subordinated Lender hereby agrees to pay to the Senior Representative, upon demand, the full amount so received by the Subordinated Lender during such period of time to the extent necessary to fully restore to the Senior Representative and the other Senior Creditors the amount of such Voided Payment, which amount shall be applied as set forth in the immediately preceding paragraph.

     The Senior Representative is hereby authorized to demand specific performance of the subordination provisions of this Subordinated Note, whether or not DIVA shall have complied with any of the provisions hereof applicable to it, at any time when the Subordinated Lender shall have failed to comply with any of the subordination provisions of this Subordinated Note. The Subordinated Lender hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance.

          The Subordinated Lender will not:

          (i) Cancel or otherwise discharge any of the Subordinated Debt (except upon payment in full of all of the Senior Debt or, at any time and from time to time prior thereto, to the extent that such payment is expressly permitted to be made under Section 4.04 of the Indenture or is made from the proceeds of the sale of Capital Stock (other than Disqualified Stock) of the Company after the date of this Subordinated Note, (ii) convert or exchange any of the Subordinated Debt into or for any other Indebtedness (except to the extent expressly permitted by the Indenture), or (iii) convert or exchange any of the Subordinated Debt into or for any Capital Stock of DIVA (except to the extent expressly permitted by the Indenture);

          (ii) Sell, assign, pledge, encumber or otherwise dispose of any of the Subordinated Debt; or

          (iii) Permit the terms of any of the Subordinated Debt to be amended, waived, supplemented or otherwise modified in such a manner as could have an adverse effect upon the rights or interests of the Senior Representative or any of the other Senior Creditors under this Subordinated Note, the Indenture or any of the other agreements, instruments or other documents evidencing or otherwise setting forth the terms of any of the Senior Debt.

     No payment or distribution to the Senior Representative or any of the other Senior Creditors pursuant to the provisions of this Subordinated Note shall entitle the Subordinated Lender to exercise any rights of subrogation in respect thereof, nor shall the Subordinated Lender have any right of reimbursement, restitution, exoneration, contribution or indemnification whatsoever from any property or assets of DIVA or any of the other guarantors, sureties or providers of collateral security for the Senior Debt, or any right to participate in any claim or remedy of the Senior Representative or any of the other Senior Creditors against DIVA, whether or not such claim, remedy or right arises in equity or under contract, statute or common law (including, without limitation, the right to take or receive from DIVA, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim, remedy or right), until all of the Senior Debt shall have been paid in full.

     The holders of the Senior Debt may, at any time and from time to time, without any consent of or notice to the Subordinated Lender or any other holder of the Subordinated Debt and without impairing or releasing the obligations of the Subordinated Lender hereunder:
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         (i) change the manner, place or terms of payment of, or change or extend the time of payment of, or renew payment or change or extend the time or payment of, or renew or alter, the Senior Debt (including any change in the rate of interest thereon), or amend, supplement or otherwise modify in any manner any instrument, agreement or other document under which any of the Senior Debt is outstanding;

         (ii) sell, exchange, release, not perfect and otherwise deal with any of the property or assets of any Person at any time pledged, assigned or mortgaged to secure the Senior Debt;

         (iii) release any Person liable in any manner under or in respect of the Senior Debt;

         (iv) exercise or refrain from exercising any rights against DIVA or any of its Subsidiaries or any other Person;

         (v) apply to the Senior Debt any sums from time to time received by or on behalf of the Senior Representative or any of the other Senior Creditors; and

        (vi) sell, assign, transfer or exchange any of the Senior Debt.

     Each of DIVA and the Subordinated Lender will, if reasonably requested by the Senior Representative or either of the trustees for the Senior Notes, further mark their respective books of account in such a manner as shall be effective to give proper notice of the effect of the subordination provisions of this Subordinated Note. Each of DIVA and the Subordinated Lender will, at its sole expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further actions, that may be necessary or that the Senior Representative or the trustee under the Indenture may reasonably deem desirable and may request in order to protect any right or interest granted or purported to be granted under the subordination provisions of this Subordinated Note or to enable the Senior Representative or any of the other Senior Creditors to exercise and enforce its rights and remedies hereunder.

     The foregoing provisions regarding subordination are and are intended solely for the purpose of defining the relative rights of the holders of the Senior Debt, on the one hand, and the holders of the Subordinated Debt, on the other hand. Such provisions are for the benefit of the holders of the Senior Debt and shall inure to the benefit of, and shall be enforceable by, the Senior Representative, on behalf of itself and the other Senior Creditors, directly against the holders of the Subordinated Debt, and no holder of the Senior Debt shall be prejudiced in its right to enforce the subordination of any of the Subordinated Debt by any act or failure to act by DIVA or any Person in custody of its property or assets. The subordination provisions herein shall constitute a continuing offer to each and every holder of Senior Debt from time to time and such holders are intended third party beneficiaries hereof. Nothing contained in the foregoing provisions is intended to or shall impair, as between DIVA and the holders of the Subordinated Debt, the obligations of DIVA to such holders.
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     DIVA agrees to pay, upon demand therefor, all of the reasonable and properly documented out-of-pocket costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Senior Representative or any of the other Senior Creditors in enforcing the provisions of this Subordinated Note.

     DIVA hereby waives promptness, diligence, presentment for payment, demand, notice of dishonor and protest and any other notice with respect to this Subordinated Note.

     None of the rights or interests of the Subordinated Lender in this Subordinated Note may be assigned or otherwise transferred thereby to any Person without the prior written consent of DIVA and the Senior Representative.

     No amendment, waiver or modification of this Subordinated Note (including, without limitation, the subordination provisions hereof), and no consent to any departure herefrom, shall be effective unless the same shall be in writing and signed by the Subordinated Lender and, if any such amendment, waiver or modification of this Subordinated Note (including, without limitation, the subordination provisions hereof) could adversely affect the rights or interests of the Senior Representative or any of the other Senior Creditors under or in respect of this Subordinated Note, the Indenture or any of the other agreements, instruments or other documents evidencing or otherwise setting forth the terms of any of the Senior Debt in any manner, signed by the Senior Representative, and then, in each case, such waiver, modification or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that the trustee for the Senior Notes shall not be required to consent to any such amendment, waiver or modification that would adversely affect the rights or interests of any of the Senior Creditors.

     No failure on the part of the Subordinated Lender or the Senior Representative or any of the other Senior Creditors to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof or a consent thereto; nor shall a single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and are not exclusive of any remedies provided by applicable law.

     This Subordinated Note shall be governed by, and construed in accordance with, the laws of the State of New York, excluding (to the fullest extent a New York court would permit) any rule of law that would cause application of the laws of any jurisdiction other than the State of New York.

                                    DIVA SYSTEMS CORPORATION


                                    By _______________________________
                                       Name:
                                       Title: